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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Subsidiary                                State or Other Jurisdiction of Domicile
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
AmeriFirst Capital Corp.                  California
Ameritrade Advisory Services, LLC         Delaware
Ameritrade Canada, Inc.                   Canada
Ameritrade Institutional Services, Inc.   Florida
Ameritrade International Company, Inc.    Cayman Islands
Ameritrade IP Company, Inc.               Delaware
Ameritrade Northwest, Inc.                Oregon
Ameritrade Online Holdings Corp.          Delaware
Ameritrade Services Company, Inc.         Delaware*
Ameritrade, Inc.                          Nebraska
Amerivest Investment Management, LLC      Delaware
Datek Online Holdings Corp.               Delaware
Datek Online Management Corp.             Delaware
Financial Passport, Inc.                  Delaware
Freetrade.com, Inc.                       New York
Nebraska Hudson Company, Inc.             New York
TenBagger, Inc.                           Nevada
ThinkTech, Inc.                           Delaware**
TradeCast Enterprises LLC                 Texas
TradeCast Inc.                            Delaware
TradeCast Investments Ltd.                Texas
TradeCast Ltd.                            Texas
TradeCast Management Corp.                Texas
TradeCast Securities Ltd.                 Texas

*    In Texas this entity does business as Ameritrade Support Services
     Corporation

**   In Texas this entity does business as T2 Technology Support, Inc.

Unless otherwise noted, each subsidiary does business under its actual name.